FOR IMMEDIATE RELEASE

Contacts:

Andrew W. Dorn, Jr.

President and Chief Executive Officer

716-961-1920

Michael J. Rogers

Executive Vice President and Chief Financial Officer

716-961-1980

Great Lakes Bancorp, Inc. Reports 2006 Third Quarter Results

Aggressive Branch Expansion and Significant Loan Growth Continues

Buffalo, New York - October 31, 2006 - Great Lakes Bancorp, Inc. (NYSE: GLK) today announced a net loss for the third quarter and nine-months ended September 30, 2006 of $9 thousand, or $0.00 per share, and $143 thousand, or $0.02 per share, respectively. The Bank generated net income of $281 thousand, or $0.07 per share, and $1.2 million, or $0.27 per share, respectively, for the comparable periods of 2005. The 2006 results reflect improvement in net interest income and noninterest income, offset by higher operating costs associated with the Bank's aggressive branch expansion and significant personnel additions to its lending and support functions and senior management team. Per share amounts reflect a significant increase in shares outstanding resulting from the merger with Bay View Capital Corporation on May 1, 2006.

Andrew W. Dorn, Jr., President and Chief Executive Officer, was pleased to cite the Bank's progress in executing its business strategy.  "Our current financial results reflect our steady commitment to completing our retail branch network, growing our lending businesses and building the workforce we need to support our long-term objectives.  The current interest rate environment continues to be challenging and increasing our access to low-cost funding remains a high priority."

Net interest income for the quarter increased $545 thousand, or 15.8 percent, to $4.0 million compared to the third quarter of 2005. This increase resulted from significant growth of the Bank's loan portfolios as average loan balances increased by $104.0 million, or 27.0 percent, to $489.7 million for the current quarter, offset in part, by higher interest costs.

Average interest-bearing liabilities increased $13.1 million to $710.6 million and average rates paid on those liabilities increased to 3.99 percent in the 2006 quarter, from 3.05 percent in the 2005 quarter, reflecting the highly competitive retail market. Net interest margins were 2.03 percent for the current quarter compared to 1.93 percent for the comparable 2005 quarter.

Provisions for loan losses were $29 thousand in the current quarter compared to $216 thousand in the 2005 quarter. This decrease was due mainly to a decision made during the quarter to reduce formula-based reserve factors in certain commercial loan portfolios that continued to exhibit positive credit quality experience. The overall credit quality of the Bank's loan portfolios remained strong compared to prior periods, as measured by the levels of nonaccrual loans and loan charge-offs, and loan loss allowance coverage statistics.

Noninterest income for the current quarter increased $237 thousand, or 68.3 percent, to $584 thousand compared to the third quarter of 2005. Service charges on deposit accounts increased by $70 thousand, loan fee income increased $66 thousand and other fees and service charges increased $58 thousand.

Noninterest expenses increased $1.3 million, or 41.0 percent, to $4.6 million for the quarter compared to the third quarter of 2005. While expenses increased across all categories, the most significant were salaries and employee benefits - up $843 thousand, advertising and professional services - up $174 thousand, and occupancy, equipment and furnishing expenses - up $138 thousand. These cost increases reflected the Bank's continued commitment to aggressive build-out of the branch network and significant additions to the workforce. As of September 30, 2006, the Bank had 234 FTE employees and 14 branches in operation, compared to 173 FTE employees and 9 branches in operation one year ago.

Results for the nine-month period ended September 30, 2006 reflected similar developments. Net interest income increased $504 thousand, or 4.6 percent, to $11.3 million. This increase resulted from significant growth in the loan portfolios with average loan balances up $118.6 million, or 34.9 percent, period to period, offset in part, by higher interest costs. Average interest-bearing liabilities increased $41.8 million to $722.8 million and average rates paid on those liabilities increased to 3.80 percent in the 2006 period from 2.81 percent in the 2005 period. Net interest margins were 1.98 percent for the first nine months of 2006 compared to 2.08 percent for the 2005 period.

Provisions for loan losses were down for the first nine months of 2006 compared to 2005, and noninterest income was up in all categories of fee income. Noninterest expenses increased $3.2 million, or 32.8 percent, to $13.0 million for the nine months, with an increase in salaries and employee benefits comprising $2.3 million, or 70.6 percent, of the increase.

At September 30, 2006, the Bank had total assets of $869.3 million, representing an increase of $94.2 million, or 12.2 percent, since the end of 2005.  Assets of the Bank increased by $136.5 million as a result of the merger with Bay View on May 1, 2006 and in the third quarter the Bank used available cash from this transaction to pay down short-term repurchase obligations by $68.5 million.

The Bank has three branches currently under construction, one of which is slated to open in November in an intercity neighborhood of Buffalo that is undergoing economic resurgence.  "Our people are extremely excited about the opening of our Connecticut Street office," stated Mr. Dorn.  "Returning full service banking to the predominantly low and moderate income residents of this re-emerging neighborhood will be a big win for Buffalo and the benefits of operating in a designated Banking Development District will be a big win for our Bank."

Mr. Dorn was equally upbeat about the Bank's strategic accomplishments in 2006.  "We've greatly enhanced our support infrastructure and lending teams, added three Bay View directors to our Board, each of whom has a lifetime of experience operating and overseeing profitable banks, and built an accomplished senior management team.  We are confident these actions will provide long-term shareholder value."

Profile - Great Lakes Bancorp, Inc. is the bank holding company for Greater Buffalo Savings Bank, a Buffalo-based, full-service community savings bank that serves residents and businesses located throughout Western New York.

Conference Call - A conference call will be held at 4:00 p.m. Eastern Time on Wednesday, November 1, 2006 to discuss these third quarter results, as well as the Company's strategy and future outlook.  Those wishing to participate may dial 1-866-838-2056.  A replay of the call will be available until December 31, 2006 by dialing 1-888-284-7564, and entering the pass code: 199171.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of Great Lakes Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in nonperforming loans that could result from an economic downturn;(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

GREAT LAKES BANCORP, INC.

Summary of Quarterly Financial Data

			Quarterly Trends
	Nine months ended		2006			2005
	September 30,		Third	Second	First	Fourth	Third
	2006	2005	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA
(Amounts in thousands)

Interest income	$31,889	25,158	11,137	10,957	9,795	9,128	8,814
Interest expense	20,545	14,318	7,141	7,060	6,344	5,912	5,363
Net interest income	11,344	10,840	3,996	3,897	3,451	3,216	3,451
Provision for loan losses	587	722	29	318	240	212	216
Net interest income after
provision for loan losses	10,757	10,118	3,967	3,579	3,211	3,004	3,235

Noninterest income:
Service charges on deposit accounts	480	304	184	161	135	129	114
Other fees and service charges	379	223	137	131	111	94	79
Earnings on bank-owned life insurance	348	355	117	116	115	116	116
Loan fee income	247	58	88	135	24	27	22
Gain (loss) on sale of securities, net	-	120	-	-	-	(3,147)	-
Loss on sale of loans	-	-	-	-	-	(226)	-
Other operating income	132	39	58	44	30	25	16

Total noninterest income	1,586	1,099	584	587	415	(2,982)	347

Noninterest expense:
Salaries and employee benefits	7,620	5,358	2,716	2,596	2,308	2,060	1,873
Occupancy, equipment and furnishings	1,782	1,544	630	595	557	487	492
Data processing and operations	690	589	240	229	221	200	237
Advertising	592	488	202	198	192	3	122
Professional services	457	267	167	154	136	96	73
Printing, postage and supplies	332	339	123	99	110	37	97
Other operating expenses	1,485	1,171	544	539	402	380	385

Total noninterest expense	12,958	9,756	4,622	4,410	3,926	3,263	3,279

Income (loss) before income taxes	(615)	1,461	(71)	(244)	(300)	(3,241)	303
Income tax provision (benefit)	(472)	294	(62)	(191)	(219)	(1,606)	22

Net income (loss)	$(143)	1,167	(9)	(53)	(81)	(1,635)	281

SELECTED OPERATING DATA

Net income (loss) per share -
Basic and diluted	$(0.02)	0.27	0.00	(0.01)	(0.02)	(0.38)	0.07

Net income (loss) (annualized):
Return on average assets	(0.02)%	0.21	0.00	(0.02)	(0.04)	(0.84)	0.15
Return on average equity	(0.21)%	3.96	(0.03)	(0.21)	(0.94)	(17.26)	2.97
Efficiency ratio	98.7%	81.4	99.5	96.9	99.9	94.6	84.8

FTE personnel - end of period	234	173	234	233	204	185	173
Number of branches - end of period	14	9	14	12	10	10	9

Stock price (NYSE: GLK)(1):
High	$20.98	-	17.45	20.98	-	-	-
Low	$14.05	-	14.05	16.89	-	-	-
Close	$16.07	-	16.07	17.48	-	-	-

GREAT LAKES BANCORP, INC.

Summary of Quarterly Financial Data (continued)

	2006 Quarter-End			2005 Quarter-End
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA
(Dollar amounts in thousands)

Cash:
Cash and cash equivalents	$13,305	83,246	37,655	95,500	24,796
Restricted cash	3,900	17,970	-	-	-
Total cash	17,205	101,216	37,655	95,500	24,796

Investment securities:
Available for sale	242,360	247,783	257,312	212,025	295,534
Held-to-maturity	16,004	16,011	16,018	16,024	16,031
Total investment securities	258,364	263,794	273,330	228,049	311,565

Loans:
Real estate loans:
Residential	247,135	241,530	231,838	223,917	226,381
Home equity	53,235	50,671	50,550	49,874	49,989
Commercial	69,878	70,773	65,628	51,758	44,405
Construction	23,543	11,077	8,649	5,319	4,256
Commercial and industrial	53,791	52,671	41,358	36,940	32,879
Automobile loans	43,284	43,249	40,270	37,626	33,761
Other consumer loans	769	554	521	491	448
Total loans	491,635	470,525	438,814	405,925	392,119
Allowance for loan losses	(3,375)	(3,370)	(3,074)	(2,910)	(2,772)
Deferred loan costs, net	6,761	6,688	6,542	6,321	5,924
Total loans, net	495,021	473,843	442,282	409,336	395,271

Net deferred tax asset	42,109	43,424	3,087	1,731	1,477
Goodwill	12,271	11,721	-	-	-
Total assets	869,290	942,124	798,416	775,101	771,083
Total interest-earning assets	766,067	841,861	755,549	730,672	735,985

Deposits:
Noninterest-bearing checking	29,022	29,194	25,535	23,846	22,265
Interest-bearing checking	43,443	40,908	42,288	43,579	46,668
Savings and money market	230,037	259,480	272,351	260,561	263,235
Total core deposits	302,502	329,582	340,174	327,986	332,168
Certificates of deposit	354,018	323,448	306,345	293,098	259,886
Total deposits	656,520	653,030	646,519	621,084	592,054

Short-term borrowings	9,539	12	20,501	20,900	19,400
Repurchase agreements	44,000	112,500	82,000	82,000	108,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Total interest-bearing liabilities	693,409	748,720	735,857	712,510	709,561
Net interest-earning assets	72,658	93,141	19,692	18,162	26,424
Stockholders' equity	136,288	133,907	33,735	35,593	36,465
Tangible stockholders' equity (2)	124,017	122,186	33,735	35,593	36,465
Securities available for sale - fair
value adjustment included
in stockholders' equity	$(2,432)	(4,863)	(4,524)	(2,743)	(3,506)

Common shares outstanding	10,915,274	10,913,535	4,300,436	4,300,436	4,300,436

GREAT LAKES BANCORP, INC.

Summary of Quarterly Financial Data (continued)

	2006			2005
	September 30,	June 30,	March 31,	December 31,	September 30,

CAPITAL RATIOS

Tier 1 risk-based capital	19.81%	18.87	11.80	11.64	12.38
Total risk based capital	20.49%	19.52	12.52	12.32	13.04
Tier 1 (core) capital	11.60%	11.86	6.39	6.52	6.82
Equity to assets	15.68%	14.21	4.23	4.59	4.73
Tangible stockholders' equity to tangible assets (2)	14.47%	13.13	4.23	4.59	4.73

Stockholders' equity per share	$12.49	12.27	7.84	8.28	8.48
Tangible stockholders' equity per share (2)	11.36	11.20	7.84	8.28	8.48

ASSET QUALITY DATA
(Dollar amounts in thousands)

Nonaccrual loans	$1,186	1,113	753	625	374
Accruing loans past due 90 days or more	-	560	201	662	682
Total non-performing loans	1,186	1,673	954	1,287	1,056
Foreclosed assets	82	583	121	126	112
Total non-performing assets	$1,268	2,256	1,075	1,413	1,168

Provision for loan losses	$29	318	240	212	216
Net loan charge-offs	$(24)	(22)	(76)	(19)	(5)
Net charge-offs to average loans	0.02%	0.02	0.07	0.02	0.01
Total non-performing loans to total loans	0.24%	0.35	0.21	0.31	0.27
Total non-performing assets to total assets	0.15%	0.24	0.13	0.18	0.15
Allowance for loan losses to total loans	0.68%	0.71	0.69	0.71	0.70
Allowance for loan losses to non-performing loans	284.62%	201.42	322.38	226.04	262.57

GREAT LAKES BANCORP, INC.

Summary of Quarterly Financial Data (continued)

			Quarterly Trends
	Nine months ended		2006			2005
	September 30,		Third	Second	First	Fourth	Third
	2006	2005	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Dollar amounts in thousands)

Taxable securities	$252,842	339,438	252,513	261,667	244,255	291,911	315,851
Tax-exempt securities	15,165	12,863	15,157	15,165	15,174	15,182	15,190
Loans	458,707	340,123	489,694	458,721	427,017	413,394	385,660
Total interest-earning assets	781,198	706,111	793,263	807,686	742,082	731,615	722,159
Allowance for loan losses	(3,146)	(2,436)	(3,319)	(3,151)	(2,965)	(2,835)	(2,679)
Noninterest-earning assets	74,194	37,956	102,581	75,144	44,194	38,891	40,690
Total assets	852,246	741,631	892,525	879,679	783,311	767,671	760,170

Interest-bearing liabilities:
Interest-bearing checking	42,241	49,554	40,916	42,924	42,905	45,075	52,067
Savings	116,567	270,787	98,476	113,834	137,822	180,627	243,463
Money market	132,852	15,554	141,166	140,278	116,844	79,362	16,954
Certificates of deposit	324,072	214,916	349,826	319,300	302,571	272,238	252,586
Borrowings	107,102	130,261	80,222	122,468	119,041	129,623	132,480
Total interest-bearing liabilities	722,834	681,072	710,606	738,804	719,183	706,925	697,550

Noninterest-bearing checking	27,100	19,645	30,606	25,411	25,226	21,896	21,272
Total liabilities	761,456	704,649	757,459	778,762	748,019	732,093	722,601
Stockholders' equity	90,790	36,982	135,066	100,917	35,292	35,578	37,569
Net earning assets	$58,364	25,039	82,657	68,882	22,899	24,690	24,609
Weighted average common shares
outstanding - basic and diluted	8,007,137	4,300,436	10,914,896	8,733,392	4,300,436	4,300,436	4,300,436

Average loans to average deposits	74.5%	61.7	77.7	74.4	71.2	71.6	68.2
Average loans to average assets	53.8%	45.9	54.9	52.1	54.5	53.9	50.7

SELECTED AVERAGE YIELDS/RATES

Total investment securities	4.95%	4.27	4.98	4.98	4.90	4.43	4.21
Loans	5.87%	5.40	5.99	5.86	5.75	5.49	5.48
Total interest-earning assets	5.49%	4.80	5.60	5.47	5.39	4.99	4.88
Interest-bearing checking	1.44%	1.94	1.28	1.48	1.57	1.68	1.91
Savings	2.28%	2.43	2.24	2.28	2.31	2.38	2.42
Money market	3.88%	1.67	3.92	3.92	3.76	3.43	2.40
Certificates of deposit	4.25%	3.26	4.46	4.25	4.01	3.77	3.55
Borrowings	4.93%	3.32	5.58	4.92	4.50	4.18	3.79
Total interest-bearing liabilities	3.80%	2.81	3.99	3.83	3.58	3.32	3.05
Net interest rate spread	1.69%	1.99	1.61	1.64	1.81	1.67	1.83
Contribution of interest-free funds	0.29%	0.09	0.42	0.33	0.11	0.11	0.10
Net interest rate margin	1.98%	2.08	2.03	1.97	1.92	1.78	1.93

(1)  Stock price data is provided for post-merger dates only (May 1, 2006 through the end of the current period).

(2)  Excludes goodwill recognized in connection with the Bay View merger.